                                                                     EXHIBIT 8.1

                    [LETTERHEAD OF THOMPSON & KNIGHT L.L.P.]


                               September 20, 2002

Dorchester Minerals, L.P.
3738 Oak Lawn Avenue, Suite 300
Dallas, Texas 75219

Republic Royalty Company
3738 Oak Lawn Avenue, Suite 300
Dallas, Texas 75219

Spinnaker Royalty Company, L.P.
3738 Oak Lawn Avenue, Suite 300
Dallas, Texas 75219

         Re: Dorchester Minerals, L.P. Filing of Form S-4 Registration Statement - Material United States Federal Income Tax Consequences

Ladies and Gentlemen:

         This firm has acted as counsel to Dorchester Minerals, L.P., a Delaware limited partnership ("Dorchester Minerals"), Republic Royalty Company, a Texas general partnership ("Republic"), and Spinnaker Royalty Company, L.P., a Texas limited partnership ("Spinnaker"), in connection with the preparation and filing of the proxy statement/prospectus forming a part of the registration statement on Form S-4 and the supplements thereto (collectively, the "Registration Statement"), filed by Dorchester Minerals with the Securities and Exchange Commission (the "Commission"). In particular, we have participated in the preparation of the discussion in the Registration Statement under the heading "Material United States Federal Income Tax Consequences" (the "Tax Summary") and in the Supplement to the Proxy Statement and Prospectus for Dorchester Minerals, L.P., Republic and Spinnaker under the heading "United States Federal Income
Tax Consequences" (collectively with the Tax Summary, the "Tax Summaries"). Except as expressly provided otherwise, capitalized terms used in this opinion have the meanings assigned to them in the Combination Agreement dated December 13, 2001 (the "Combination Agreement") among Dorchester Hugoton, Ltd., a Texas limited partnership, Republic, Spinnaker, Dorchester Minerals, Dorchester Minerals Management LP, a Delaware limited partnership, Dorchester Minerals Management GP LLC, a Delaware limited liability company, and Dorchester Minerals Operating LP, a Delaware limited partnership.

         As the basis for our opinion, which is described below, we have examined:

         (i)   the Combination Agreement;

September 20, 2002
Page 2

     (ii) the Amended and Restated Agreement of Limited Partnership of Dorchester Minerals (the "Dorchester Minerals Agreement"); and

     (iii) the Registration Statement.

In addition to the above documents, (i) we have conducted such factual and legal research as we have deemed appropriate; (ii) we have assumed the validity and accuracy of the documents and corporate records that we have examined, and the facts and representations concerning the Combination that have come to our attention during our engagement; (iii) we have assumed that the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading; (iv) we have assumed that the Combination will be consummated in the manner described in the Combination Agreement; (v) we have assumed that Dorchester Minerals will be managed and operated in accordance with the terms of the Dorchester Minerals Agreement; and (vi) we have assumed that at all times after the Combination at least 90% of the income of Dorchester Minerals will be income from oil and gas properties, including royalties and net profits interests.

         On the basis of the foregoing, subject to the exceptions and qualifications specifically stated in the Tax Summaries, the Tax Summaries constitute our opinion with respect to the material United States federal income tax consequences (i) of the pre-Combination reorganization of Republic and Spinnaker, (ii) of the Combination to the partners of Republic and Spinnaker and
(iii) of the receipt, ownership and disposition of the Dorchester Minerals' common units to the holders of the common units.

         This opinion represents and is based upon our best judgment regarding the application of United States federal income tax laws arising under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures. It is possible that contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions. Furthermore, no assurance can be given that future legislation, judicial or administrative changes, either on a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions reached in this opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes in applicable law or in any information, document, covenant, statement, representation or assumption referenced herein that becomes untrue or incorrect.

         This opinion is furnished to you solely for use in connection with the Combination, as described in the Combination Agreement and the Registration Statement, and it is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written consent. In accordance with
Item 601(b)(23) of Regulation S-K under the Securities Act of 1933, as amended, we hereby consent to the filing of this opinion with the Commission as an

September 20, 2002
Page 3

exhibit to the Registration Statement and the use of our name in the Tax Summary and under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Sections 7 and 11 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                         THOMPSON & KNIGHT L.L.P.


                                         By:      /s/ Thornton Hardie III
                                                  ------------------------------
                                                  Thornton Hardie III, Partner